Exhibit 99.1

Joint Filing Agreement

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) of the Securities Exchange Act of 1934, as amended, without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

Dated: January 29, 2009

Genworth Life Insurance Company

By:	/s/ Patricia Merrill*
Name: Patricia Merrill
As Attorney-in-Fact

Genworth North America Corporation

By:	/s/ Patricia Merrill**
Name: Patricia Merrill
As Attorney-in-Fact

Genworth Financial, Inc.

By:	/s/ Patricia Merrill***
Name: Patricia Merrill
As Attorney-in-Fact

*	Evidence of Power of Attorney was filed as Exhibit 24.3 with the Form 3 filed on June 11, 2008 and is incorporated by reference into this filing.
**	Evidence of Power of Attorney was filed as Exhibit 24.2 with the Form 3 filed on June 11, 2008 and is incorporated by reference into this filing.
***	Evidence of Power of Attorney was filed as Exhibit 24.1 with the Form 3 filed on June 11, 2008 and is incorporated by reference into this filing.